UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2026

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5728 Major Blvd, Ste #250
Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 893-7663

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2026, Unusual Machines, Inc. (the “Company”), a manufacturer of NDAA-compliant drone components, entered into a $52 million agreement and plan of merger (the “Merger Agreement”), with Upgrade Energy LLC, a newly formed subsidiary of the Company (the “Surviving Company”), DroneNX LLC d/b/a Upgrade Energy (“Upgrade”), and Matthew Barnard as the Member Representative of Upgrade, pursuant to which, the Surviving Company, will acquire all of the property, rights, privileges, licenses, powers and authority of Upgrade in exchange for 1,792,012 shares of Company common stock at $13.9508 per share and $1 million cash at closing with a potential post-closing earn-out payment of up to $26 million in cash, subject to the Surviving Company achieving an annual revenue target of $10 million during a two-year calculation period following the date of the Merger Agreement (with proportional adjustment for the second year). Subject to customary closing conditions including delivery of an Upgrade 2025 audit, the Merger is expected to close within the next 120 days (the “Closing”).

Registration Rights Agreement

Pursuant to the Merger Agreement, the Company agreed to provide certain registration rights to the Member Representative (the “Registration Rights Agreement”) which provides for the Company to use commercially reasonable efforts to register, pursuant to the Securities Act of 1933 (the “Securities Act”), the shares of Company common stock to be issued to the Member Representative in connection with the Merger, and (i) to cause such registration statement to be filed within 30 days after Closing; and (ii) to be declared effective within 60 days after filing of such registration statement.

The form of Registration Rights Agreement is included as Exhibit A to the Merger Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement

At Closing, the Company and the Member Representative intend to enter into an Employment Agreement which shall be in form and substance as mutually acceptable to the parties and whereby the Member Representative will serve as the Chief Executive Officer of the Surviving Company.

The Merger Agreement contains customary representations, warranties, and covenants of the parties, customary conditions to closing, indemnification obligations of the Company and the Member Representative, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The foregoing descriptions of the Merger Agreement, including the Registration Rights Agreement, does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement

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Item 7.01 Regulation FD Disclosure.

On May 11, 2026, the Company issued a press release announcing it entered into a Merger Agreement, pursuant to which, a newly formed wholly owned subsidiary, acquire Upgrade in exchange for 1,792,012 shares of Company common stock at $13.9508 per share and $1 million cash at closing with a potential post-closing earn-out payment of up to $26 million in cash, subject to the Surviving Company achieving a revenue target of $10 million during a two-year calculation period following the date of the Merger Agreement.

A copy of the press release is furnished as Exhibit 99.1 of this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

1.1	Agreement and Plan of Merger dated as of May 7, 2026, among the Company, the Surviving Company, Upgrade, the Member Representative

1.1(a)	Form of Registration Rights Agreement, Exhibit A to the Merger Agreement filed herewith as Exhibit 1.1

99.1	Press Release dated May 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: May 11, 2026	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

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